EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into Sunterra Corporation's (formerly Signature Resorts, Inc.) previously filed Registration Statement File No. 333-47215.


/s/ ARTHUR ANDERSEN LLP

July 12, 1999
     Orlando, Florida